UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date Of Report (Date Of Earliest Event Reported) May 7, 2008
AUTONATION, INC.

(Exact Name Of Registrant As Specified In Its Charter)

DELAWARE	1-13107	73-1105145

(State Or Other Jurisdiction Of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
110 S.E. 6th Street
Ft. Lauderdale, Florida 33301

(Address Of Principal Executive Offices, Including Zip Code)
Registrant’s Telephone Number, Including Area Code (954) 769-6000

(Former Name Or Former Address, If Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
     On March 14, 2008, the Board of Directors of AutoNation, Inc. (“AutoNation” or the “Company”) adopted and approved the AutoNation, Inc. 2008 Employee Equity and Incentive Plan (the “2008 Plan”), subject to stockholder approval. On May 7, 2008, AutoNation’s stockholders approved the 2008 Plan at the Company’s 2008 Annual Meeting of Stockholders.
     The 2008 Plan will be administered by the Company’s Board of Directors, or a committee or subcommittee of the Board of Directors. The 2008 Plan provides for the grant of stock options, stock appreciation rights, restricted stock, restricted stock units and other stock-based and cash-based awards to employees and independent contractors of the Company and its affiliates. A maximum of 12,000,000 shares of AutoNation common stock (subject to adjustment as described in the 2008 Plan) may be issued pursuant to awards granted under the 2008 Plan, provided that no more than 2,000,000 shares may be issued pursuant to awards, other than options or stock appreciation rights, that are settled in shares.
     The foregoing summary description of the 2008 Plan is qualified in its entirety by reference to the actual terms of the 2008 Plan, which is included as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

Exhibit No.	Description

10.1	AutoNation, Inc. 2008 Employee Equity and Incentive Plan (incorporated by reference to Exhibit 10.1 to the Registrant’s Quarterly Report on Form 10-Q as filed on April 25, 2008).

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AUTONATION, INC.
(Registrant)
By:	/s/ Jonathan P. Ferrando
Jonathan P. Ferrando
Executive Vice President, General Counsel and Secretary

Dated: May 8, 2008

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